Exhibit 99.1


                              Attachment to Form 4


                             JOINT FILER INFORMATION


Name and Address:                      Daniel S. Loeb
                                       c/o Third Point LLC
                                       390 Park Avenue
                                       New York, New York  10022


Date of Earliest Transaction
     Required to be Reported           12/30/08
Issuer and Ticker Symbol:              Baseline Oil & Gas Corp. (BOGA)
Relationship to Issuer:                10% Owner (1)(2)
Designated Filer:                      Third Point LLC


TABLE I INFORMATION


Title of Security:                     Common Stock, par value $0.001 per share
Transaction Date:                      12/30/08
Transaction Code:                      S
Amount of Securities:                  7,066,000
Securities Acquired (A) or
     Disposed of (D):                  D
Price:                                 $0.01 per share
Amount of Securities Beneficially
     Owned Following Reported
     Transactions:                     98,755,348 (1)(2)
Ownership Form:                        I
Nature of Indirect Beneficial
     Ownership                         (1)(2)


Title of Security:                     Common Stock, par value $0.001 per share
Transaction Date:                      12/30/08
Transaction Code:                      S
Amount of Securities:                  10,434,000
Securities Acquired (A) or
     Disposed of (D):                  D
Price:                                 $0.01 per share
Amount of Securities Beneficially
     Owned Following Reported
     Transactions:                     88,321,348 (1)(2)
Ownership Form:                        I
Nature of Indirect Beneficial
     Ownership                         (1)(2)